Exhibit 99.1

FOR RELEASE:	New Hartford, NY, April 30, 2015

CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

FIRST QUARTER RESULTS & STRATEGIC REALIGNMENT OF HOSPITALITY BUSINESS
●     Revenues grew 5.5% to $59.6 million in the quarter

New Hartford, NY- April 30, 2015 -- PAR Technology Corporation (NYSE: PAR) today reported first quarter revenues of $59.6 million, a 5.5% increase from the $56.5 million reported for the first quarter ended March 31, 2014.  The reported net loss in the quarter was $385,000 or $0.02 net loss per share compared to net loss of $989,000 or $0.06 net loss per share for the first quarter last year.  On a non-GAAP basis, the Company’s net income for the first quarter was $57,000 or $0.00 per diluted share, improving from the net loss of $644,000 and $0.04 net loss per share reported in the first quarter of 2014.  A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables following this news release.

The Company also announced it continues to review strategic and operational improvements involving its hospitality segment. The Company, in an assessment of its operations and global delivery of its restaurant technology solutions, has initiated a restructuring to be more aligned with U.S. based operations.  This reorganization is expected to increase efficiencies and reduce operating costs.  In connection with these changes, PAR will recognize a pre-tax charge in this year’s second fiscal quarter of approximately $500,000.  These initiatives are expected to provide ongoing annual savings of at least $2 million.  The Company will continue to make necessary changes in its Hospitality segment to improve long-term shareholder value through improved profitability and cash flow.

“This year is off to a solid start with increased momentum in our business, led by growth in both our segments,” said Ronald J. Casciano, Chief Executive Officer & President of PAR Technology. “Our diversification strategy continues to gain traction, evidenced by the recently announced selection of our complete POS “Cloud” solution by Sonny’s BBQ® and the continued strength we see in our distribution channel revenues.  We are encouraged with our performance in the quarter and we remain focused on the efficiency and management of our operations.”

Casciano continued, “The strategic realignment we announced this morning demonstrates the steps we continue to take as a Company to lower our operating costs and improve our financial performance.    These actions will position us to create greater operating leverage.  The realignment better-positions our Company to sharpen our strategic focus, optimize investments and execute on long-term growth and profitability objectives.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR’s Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. eastern time on April 30, 2015, during which the Company’s management will discuss the financial results for the first quarter of 2015.  If you would like to participate in this conference please call 877-415-3177 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 55286271.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Investors can listen to the call by visiting PAR’s website at www.partech.com.  In the event you are unable to participate in the conference call, an automatic replay will be available on the World Wide Web via www.partech.com until May 7, 2015 or dial 888-286-8010 and use the Pass Code number 78726218 until May 7, 2015 as well.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

Assets	March 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$5,968	$10,167
Accounts receivable-net	32,383	31,445
Inventories-net	27,227	25,922
Deferred income taxes	5,689	4,512
Other current assets	5,225	4,597
Total current assets	76,492	76,643
Property, plant and equipment - net	6,070	6,135
Deferred income taxes	11,235	11,357
Goodwill	17,167	17,167
Intangible assets - net	22,825	22,952
Other assets	3,158	3,043
Total Assets	$136,947	$137,297
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,174	$3,173
Borrowings under line of credit	1,227	5,000
Accounts payable	16,103	19,676
Accrued salaries and benefits	5,509	6,429
Accrued expenses	5,536	6,578
Customer deposits	6,143	2,345
Deferred service revenue	18,635	12,695
Income taxes payable	321	475
Total current liabilities	56,648	56,371
Long-term debt	2,548	2,566
Other long-term liabilities	8,739	8,847
Total liabilities	67,935	67,784
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,240,340 and 17,274,708 shares issued; 15,532,231 and 15,566,599 outstanding at March 31 2015 and December 31,2014, respectively	345	346
Capital in excess of par value	44,994	44,854
Retained earnings	31,080	31,465
Accumulated other comprehensive loss	(1,571)	(1,316)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	69,012	69,513
Total Liabilities and Shareholders’ Equity	$136,947	$137,297

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended March 31,
	2015	2014
Net revenues:
Product	$21,686	$18,592
Service	14,102	14,250
Contract	23,836	23,699
	59,624	56,541
Costs of sales:
Product	14,841	12,903
Service	9,320	9,553
Contract	22,474	22,072
	46,635	44,528
Gross margin	12,989	12,013
Operating expenses:
Selling, general and administrative	9,064	9,263
Research and development	4,345	3,864
Amortization of identifiable intangible assets	249	-
	13,658	13,127
Operating loss	(669)	(1,114)
Other expense, net	(229)	(78)
Interest expense	(86)	(17)
Loss before benefit from income taxes	(984)	(1,209)
Benefit from income taxes	599	220
Net loss	$(385)	$(989)
Loss per share
Basic	$(0.02)	$(0.06)
Diluted	$(0.02)	$(0.06)

Weighted average shares outstanding
Basic	15,596	15,499
Diluted	15,596	15,499

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	For the three months ended March 31, 2015			For the three months ended March 31, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$59,624	-	$59,624	$56,541	-	$56,541
Costs of sales	46,635	66	46,569	44,528	-	44,528
Gross Margin	12,989	66	13,055	12,013	-	12,013

Operating Expenses
Selling, general and administrative	9,064	360	8,704	9,263	523	8,740
Research and development	4,345	-	4,345	3,864	-	3,864
Amortization of indentifiable intangible assets	249	249	-	-	-	-
	13,658	609	13,049	13,127	523	12,604
Operating income (loss)	(669)	675	6	(1,114)	523	(591)
Other expense, net	(229)	-	(229)	(78)	-	(78)
Interest expense	(86)	26	(60)	(17)	-	(17)
Income (loss) before (provision for) benefit from income taxes	(984)	701	(283)	(1,209)	523	(686)
(Provision for) benefit from income taxes	599	(259)	340	220	(178)	42
Net income (loss)	$(385)	$442	$57	$(989)	$345	$(644)
Income (loss) per diliuted share	$(0.02)		$0.00	$(0.06)		$(0.04)

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the first quarter of 2015, the Company recorded severance and other related charges of $181,000, of which $66,000 is included in cost of sales and $115,000 is included in selling, general and administrative.  Also included within selling, general and administrative is equity based compensation charges of $245,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $249,000 and accreted interest of $26,000.  During the first quarter of 2014, the Company recorded a charge of $523,000 for equity based compensation expense.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.